Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               VECTREN CORPORATION
             (Exact name of Registrant as specified in its charter)

         Indiana                                               35-208-6905
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              20 N.W. Fourth Street
                         Evansville, Indiana 47741-0001
               (Address of Principal Executive Offices) (Zip Code)

                  VECTREN CORPORATION AT RISK COMPENSATION PLAN
                              (Full title of plan)

                               Ronald E. Christian
              Senior Vice President, General Counsel and Secretary
                               Vectren Corporation
                20 N.W. Fourth Street, Evansville, Indiana 47741
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service:  812-465-5300


                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
     Title of securities       Amount to be        Proposed maximum        Proposed maximum           Amount of
      to be registered          registered        offering price per      aggregate offering      registration fee
                                                       unit (1)               price (1)
-------------------------------------------------------------------------------------------------------------------
Common Stock, without par      4,000,000 (2)       $ 21.91                 $ 87,640,000            $  21,910
value per share

Common Share                   4,000,000 (2)       (3)                     (3)                     (3)
Purchase Rights
==================================================================================================================

(1) Estimated in accordance with Rule 457(c) and (h) solely to determine the registration fee and based on the average of the high and low sales prices per share of Common Stock of Vectren Corporation as reported on the New York Stock Exchange on May 16, 2001.

(2) Any additional shares of Common Stock, and the related Common Share Purchase Rights, to be issued as a result of stock dividends, stock splits, or similar transactions shall be covered by this Registration Statement as provided in Rule 416.

(3) Any value attributable to the Common Share Purchase Rights is reflected in the value of the Common Stock




                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

       The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the Vectren Corporation At Risk Plan (the "Plan"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by Vectren Corporation (the "Company" or "Vectren") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement.

        o       Annual Report on Form 10-K for the year ended December 31, 2000.
        o       Current Report on Form 8-K filed on January 5, 2001.
        o       Current Report on Form 8-K filed on January 5, 2001.
        o       Current Report on Form 8-K filed on January 16, 2001.
        o       Current Report on Form 8-K filed on January 25, 2001.
        o       Current Report on Form 8-K filed on January 30, 2001.
        o       Current Report on Form 8-K filed on February 13, 2001.
        o       Current Report on Form 8-K filed on March 16, 2001.
        o       Current Report on Form 8-K filed on March 29, 2001.
        o       Current Report on Form 8-K filed on April 2, 2001.
        o       Current Report on Form 8-K filed on April 26, 2001.
        o Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.
        o       Registration Statement on Form 8-A filed on November 16, 1999.
        o       Registration Statement on Form 8-A filed on November 16, 1999.


        All reports and other documents subsequently filed by Vectren pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        The Vectren Articles and the Vectren bylaws provide that Vectren will indemnify any individual who is or was a director or officer of Vectren, or is or was serving at the request of Vectren as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. Vectren may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by Vectren if it is ultimately determined that the director or officer is not entitled to indemnification by Vectren.

        The Vectren Articles and the Vectren bylaws provide that the indemnification rights described above are in addition any other indemnification rights a person may have by law or by contract. Vectren expects that employment agreements with its executive officers will require Vectren to indemnify the executive officers in accordance with its indemnification policies for its senior executives, subject to applicable law.

        Section 23-1-37 et seq. of the IBCL provides for "mandatory indemnification," unless limited by the articles, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the IBCL states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director acted in good faith and reasonably believed the actions were in the best interest of the corporation if the proceeding is a civil proceeding. If the proceeding is criminal, the director must furnish a written affirmation that the director had reasonable cause to believe he or she was acting lawfully or the director or officer had no reason to believe the action was unlawful. The director will repay the advance if it is ultimately determined that such director did not meet the standard of conduct required by the IBCL and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the IBCL.

        The IBCL permits a corporation to grant indemnification rights in addition to those provided by statute, limited only by the fiduciary duties of the directors approving the indemnification and public policies of the State of Indiana.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

                                  EXHIBIT INDEX

    Exhibit Number      Description

        4.1             Amended  and  Restated   Articles  of  Incorporation  of
                        Vectren   Corporation   (Incorporated  by  reference  to
                        Exhibit 4.1 to Vectren's Current Report on Form 8-K filed on April 14, 2000)

        4.2 Code of By-Laws of Vectren Corporation (Incorporated by reference to Exhibit 4.2 to Vectren's Form S-3 (Registration No. 333-53930) filed on January 19, 2001)


        4.3 Shareholders Rights Agreement dated as of October 21, 1999 between Vectren Corporation and Equiserve Trust Company, N.A., as Rights Agent (Incorporated by reference to Exhibit 4 to Vectren's Form S-4 (Registration No. 333-90763) filed on November 12, 1999)

        5               Opinion of Barnes and Thornburg

        23.1            Consent of Arthur Andersen LLP

        23.2            Consent of PricewaterhouseCoopers LLP

        23.3            Consent of Barnes  and  Thornburg  (included  in Exhibit
                        5)

Item 9. Undertakings.

        (a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 18, 2001.

                               VECTREN CORPORATION


                               By:   /s/ Ronald E. Christian
                                     -------------------------------------------
                                     Ronald E. Christian, Senior Vice
                                      President, Secretary and General Counsel


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                            Title                   Date
         ---------                            -----                   ----

(1)  Principal Executive Officer


/s/ Niel C. Ellerbrook                   Chairman and Chief       April 25, 2001
---------------------------------------  Executive Officer
Niel C. Ellerbrook


(2)  Principal Financial Officer


/s/ Jerome A. Benkert                    Executive Vice           April 25, 2001
---------------------------------------  President and
Jerome A. Benkert                        Chief Financial Officer

(3)  Principal Accounting Officer


/s/ M. Susan Hardwick                    Vice President and       April 25, 2001
---------------------------------------  Controller
M. Susan Hardwick

(4)  A Majority of the Board of Directors

/s/ John M. Dunn                         Director
---------------------------------------
John M. Dunn

/s/ Niel C. Ellerbrook                   Director
---------------------------------------
Niel C. Ellerbrook

/s/ John D. Engelbrecht                  Director
---------------------------------------
John D. Engelbrecht

/s/ Lawrence A. Ferger                   Director
---------------------------------------
Lawrence A. Ferger

/s/ Anton H. George                      Director
---------------------------------------
Anton H. George

/s/ Andrew E. Goebel                     Director                 April 25, 2001
---------------------------------------
Andrew E. Goebel

/s/ Robert L. Koch II                    Director
---------------------------------------
Robert L. Koch II

/s/ William G. Mays                      Director
---------------------------------------
William G. Mays

/s/ J. Timothy McGinley                  Director
---------------------------------------
J. Timothy McGinley

/s/ Donald A. Rausch                     Director
---------------------------------------
Donald A. Rausch

/s/ Richard P. Rechter                   Director
---------------------------------------
Richard P. Rechter

/s/ Ronald G. Reherman                   Director
---------------------------------------
Ronald G. Reherman

/s/ James C. Shook                       Director
---------------------------------------
James C. Shook

/s/ Richard W. Shymanski                 Director
---------------------------------------
Richard W. Shymanski

/s/ Jean L. Wojtowicz                    Director
---------------------------------------
Jean L. Wojtowicz